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                                                                   EXHIBIT 4.1
                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of June 28, 1996, by and among the persons listed on the signature page hereto as shareholders (each a "Shareholder" and together, the "Shareholders") and Wilmar Industries, Inc. a New Jersey Corporation (the "Company").

     The Company is acquiring all of the Shareholders' shares of the common stock, par value $.01 per share of HMA Enterprises, Inc. a Texas Corporation, d/b/a Gulf Coast Supply and the Supply Depot, pursuant to the terms of that certain Stock Purchase Agreement dated as of June 28, 1996 among the Company, the HMA Enterprises, Inc. Stock Ownership Trust (the "ESOP") and the Shareholders (the "Purchase Agreement"). It is a condition to the obligations of the Shareholders and the ESOP under Section 3.11 of the Purchase Agreement that the Shareholders, who are receiving Wilmar Stock (as defined in the Purchase Agreement) as partial consideration for their obligations under the Purchase Agreement, enter into this Agreement.

     In consideration of the premises, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Definitions.
     -----------

     (a) "Acquisition Shares" means Common Stock issued by the Company subsequent to the date hereof as consideration for the acquisition of (i) securities of any person or entity other than securities issued by the Company,
(ii) any indirect or direct equity or ownership interest in any business or entity or (iii) all or substantially all of the assets of any person or entity.

     (b) "Common Stock" means the Company's Common Stock, no par value, and any stock or other securities into which or for which such stock may hereafter be changed, converted or exchanged, and any other securities issued to holders of such stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, recapitalization, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events.

     (c) "Form S-3" means the Form S-3 form for registration of securities under the Securities Act, or any successor or substitute form.

     (d) "Registrable Securities" means the Common Stock delivered to the Shareholders pursuant to the Purchase Agreement
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and registered in the names of the Shareholders from time to time. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Registrable Securities or (ii) they are transferable pursuant to Rule 144.

     (e) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by the Company.

     (f) "Rule 144" means Rule 144 promulgated under the Securities Act, as amended from time to time, or any successor rule to similar effect.

     (g) "Securities Act" means the Securities Act of 1933, as amended and the Rules promulgated by the Commission thereunder.

     (h) "Selling Shareholders" means registered holders of Registrable Securities who request inclusion of all or a portion of their shares of Registrable Securities in a Piggyback Registration pursuant to Section 2(a).

     (i) "Summit" means, both individually and collectively, Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P.

     (j) "Summit Agreement" means that certain Registration Rights Agreement dated as of March 9, 1995, as amended, among the Company, Summit and William S. Green.

     (k) "Summit Securities" means Registrable Securities, as that term is defined in the Summit Agreement.

     (l) "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

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2.   Piggyback Registrations.
     -----------------------

     (a)  Right to Piggyback.
          ------------------

          (i) Whenever (A) the Company proposes to register any of its securities under the Securities Act, (B) such registration does not relate solely to Common Stock issuable pursuant to employee benefit plans and (C) the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within five business days after the Company's mailing of such notice. The Company shall not select a form of registration statement which imposes, for its use, limitations on the maximum value or number of securities to be registered if these limitations would preclude registration of the Registrable Securities that the Company has been requested to include in such registration.

          (ii) The holders of Registrable Securities shall not have the right to request inclusion in the first Piggyback Registration initiated either by (A) the holders of Summit Securities or (B) the Company.

     (b) Piggyback Expenses.  In all Piggyback Registrations, the Company will
         ------------------
pay the Registration Expenses related to the Registrable Securities of the Selling Shareholders, but the Selling Shareholders will pay the Underwriting Commissions related to their Registrable Securities.

     (c) Priority on Primary Registrations.  If a Piggyback Registration is an
         ---------------------------------
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering at a price reasonably related to fair value without adversely affecting the price per share obtainable in such offering, the Company will allocate the securities to be included as follows: (i) the securities the Company proposes to sell on its own behalf; (ii) Summit Securities requested to be included in such registration pursuant to the Summit Agreement and (iii) Registrable Securities requested to be included in such registration by the Selling Shareholders on a pro rata basis with the holders of Acquisition Shares who have been granted piggyback registration rights. Such securities to be included pursuant to

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clauses (ii) and (iii) above shall be allocated by the Company on the basis of the respective Acquisition Shares or Registrable Securities, as the case may be, requested for inclusion by such holders.

     (d) Priority on Secondary Registrations.  If a Piggyback Registration is
         -----------------------------------
initiated as an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, without adversely affecting the price per share obtainable in such offering, the Company will allocate the securities to be included as follows: (i) Summit Securities requested to be included in such registration pursuant to the Summit Agreement and (ii) Registrable Securities requested to be included in such registration by the Selling Shareholders, pro rata with the holders of Acquisition Shares who have been granted piggyback registration rights. Such securities to be included pursuant to clauses (i) and (ii) above shall be allocated by the Company on the basis of the respective Acquisition Shares or Registrable Securities, as the case may be, requested for inclusion by such holders.

     (e) Selection of Underwriters.  If any Piggyback Registration is
         -------------------------
underwritten, the selection of investment banker(s) and manager(s) and all other decisions regarding the underwriting arrangements for the offering will be made by the Company.

3.   Holdback Agreements.
     -------------------

     Neither the Company nor any Shareholder shall effect any sale or distribution of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 and excluding a sale or distribution pursuant to an employee benefit plan, during the seven days prior to and the later of (i) 90 days after any underwritten Piggyback Registration has become effective or (ii) such other period customary in underwritten public offerings as the managing underwriter(s) may determine is appropriate (except as part of such underwritten registration).

4.   Registration Procedures.
     -----------------------

     Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant

                                      -4-
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to Section 2 of this Agreement, the Company will, as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission a registration statement on such form as the Company determines and for which the Company then qualifies, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheet thereto, the Company will furnish each Selling Shareholder with copies of all such documents proposed to be filed) as promptly as practical;

     (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) such time as all of the Registrable Securities included in such Piggyback Registration have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) 120 days after such registration statement becomes effective;

     (c) furnish to each Selling Shareholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Selling Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Shareholder;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) may reasonably request;

     (e) notify each Selling Shareholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such

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prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading;

     (f) cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

     (i) obtain a "comfort" letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters; and

     (j) make available for inspection during the Company's normal business hours by any Selling Shareholder, any underwriter participating in any disposition and any attorney, accountant or other agent retained by any such seller or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Shareholder or any such underwriter, attorney, accountant or agent in connection with such registration statement.

5.   Indemnification.
     ---------------

     (a) The Company hereby indemnifies, to the extent permitted by law, each Shareholder, its officers and directors (if applicable), and each person who controls such Shareholder (if applicable and within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Shareholder expressly for use therein or by any

                                      -6-
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such Shareholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

     (b) In connection with any registration statement in which a Selling Shareholder is participating, each such holder will furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Selling Shareholder under this
Section 5(b) shall be limited to an amount equal to the net proceeds actually received by the Selling Shareholder from the sale of Registrable Securities covered by the registration statement.

     (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 5, unless the indemnifying party was materially prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If such defense is assumed, the indemnifying party will not be subject to

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any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

6.   Participation in Underwritten Registrations.
     -------------------------------------------

     No Selling Shareholder may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements under Section 2(e), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7.   Limitations on Subsequent Registration Rights.
     ---------------------------------------------

     From and after the date of this Agreement, the Company may enter into an agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 2 hereof or that would add any such holder or prospective holder as a party to this Agreement, including, without limitation, the holders of Acquisition Shares, on either a pro rata or subordinated basis with the Shareholders.

8.   Miscellaneous.
     --------------

     (a) Termination of Other Agreements.  This Agreement sets forth the entire
         -------------------------------
understanding of the parties hereto with respect to rights to the registration of capital stock of the Company and supersedes all prior agreements or understandings among the parties regarding such matters.

     (b) Notices.  Any notices required hereunder shall be deemed to be given
         -------
upon the earlier of the date when received at, or the seventh day after the date when sent by certified or registered mail to, the address of the Company's corporate headquarters in the case of any notice to the Company, and until changed by notice to the Company, the respective addresses of the Shareholders on file with the Company in the case of any notice to the Shareholders.

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     (c) Amendments and Waivers; Survival.  The provisions of this Agreement may
         --------------------------------
be amended or terminated and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if approved in writing by the Shareholders that own beneficially a majority of the Registrable Securities and or by any agreement permitted by Section 7. The provisions of
Section 5 shall survive the termination of this Agreement.

     (d) Binding Effect.  This Agreement will bind and inure to the benefit of
         --------------
the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the
parties hereto.   If applicable, and without limiting the generality of the
foregoing, if a Shareholder liquidates or reorganizes such that its assets are transferred to its own stockholders or partners or to another entity, such stockholders, partners or entity shall succeed to all of the rights of the Shareholder hereunder.

     (e) Governing Law.  This Agreement and (unless otherwise provided) all
         -------------
amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

     (f) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for any of the other counterparts.

     (g) Interpretation.  Unless the context of this Agreement clearly requires
         --------------
otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders,
(iii) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to."

     (h) Captions; Section References.  The captions in this Agreement are for
         ----------------------------
convenience of reference only and shall not be given any effect in the interpretation of this Agreement. Unless otherwise specified, Section references in this Agreement refer to the applicable Section or Subsection of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.


                                 WILMAR INDUSTRIES, INC.


                                 By:/s/ William S. Green
                                    -------------------------------------
                                 Name:   William S. Green
                                 Title:  President

SHAREHOLDERS


/s/ Jerry Mendelson
- ---------------------------------------
Jerry Mendelson


/s/ Brian Mendelson
- ---------------------------------------
Brian Mendelson


/s/ Ellis Atkinson
- ---------------------------------------
Ellis Atkinson


MENDELSON CHARITABLE REMAINDER UNITRUST


By:/s/ Jerry R. Mendelson
   ------------------------------------
   Jerry R. Mendelson
   Trustee

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